                                                     Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

             LOUISIANA                               72-6017893
          (State or other                         (I.R.S. Employer
   jurisdiction of incorporation               Identification Number)
          or organization)

                             228 ST. CHARLES AVENUE
                          NEW ORLEANS, LOUISIANA 70130
                                 (504) 586-7272
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                          WHITNEY HOLDING CORPORATION
                             DIVIDEND REINVESTMENT
                                      AND
                             STOCK PURCHASE PROGRAM
                              (Full Title of Plan)

                  EDWARD B. GRIMBALL                                    Copy to:
               EXECUTIVE VICE PRESIDENT                         JOSEPH S. SCHWERTZ, ESQ.
             AND CHIEF FINANCIAL OFFICER                             GENERAL COUNSEL
             WHITNEY HOLDING CORPORATION                       WHITNEY HOLDING CORPORATION
                228 ST. CHARLES AVENUE                           228 ST. CHARLES AVENUE
            NEW ORLEANS, LOUISIANA  70130                     NEW ORLEANS, LOUISIANA  70130
                    (504) 586-7272                                   (504) 586-7272
(Name, address, including zip code, and telephone number,
        including area code, of agent for service)


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. (x)

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ( )

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED             PROPOSED
                                                                      MAXIMUM              MAXIMUM
              TITLE OF EACH                       AMOUNT              OFFERING            AGGREGATE
           CLASS OF SECURITIES                    TO BE              PRICE PER             OFFERING            AMOUNT OF
            TO BE REGISTERED                  REGISTERED(1)           UNIT(2)              PRICE(2)         REGISTRATION FEE
- ---------------------------------------       -------------          ---------           -----------        ----------------

Common Stock  . . . . . . . . . . . . .          500,000               $22.75            $11,375,000           $3,922.10

(1) In the event of a stock split, stock dividend or similar transaction involving Common Stock of the Corporation, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the closing sales price per share of the Common Stock on March 31, 1994.

                          WHITNEY HOLDING CORPORATION

         Cross Reference Sheets between Items of Form S-3 and Prospectus pursuant to Item 501(b) of Regulation S-K.

                       ITEMS IN FORM S-3                                        LOCATION IN PROSPECTUS
                       -----------------                                        ----------------------
 1.       Forepart of the Registration Statement and Outside
          Front Cover Page of Prospectus . . . . . . . . . .     Facing Page; Cross Reference Sheet; Outside Front
                                                                 Cover Page

 2.       Inside Front and Outside Bank Cover Pages of
          Prospectus . . . . . . . . . . . . . . . . . . . .     Whitney Holding Corporation; Documents Incorporated
                                                                 by Reference; Outside Back Cover Page


 3.       Summary Information, Risk Factors, Ratio of Earnings
          to Fixed Charges and Other Information . . . . . .     Not applicable


 4.       Use of Proceeds  . . . . . . . . . . . . . . . . .     Use of Proceeds

 5.       Determination of Offering Price  . . . . . . . . .     Not applicable


 6.       Dilution . . . . . . . . . . . . . . . . . . . . .     Not applicable

 7.       Selling Security Holders . . . . . . . . . . . . .     Not applicable


 8.       Plan of Distribution . . . . . . . . . . . . . . .     Plan of Distribution


 9.       Description of Securities to be Registered . . . .     Not applicable

 10.      Interests of Named Experts and Counsel . . . . . .     Not applicable


 11.      Material Changes . . . . . . . . . . . . . . . . .     Not applicable

 12.      Incorporation of Certain Information by Reference.     Documents Incorporated by Reference


 13.      Disclosure of Commission Position on Indemnification
          for Securities Act Liabilities . . . . . . . . . .     Indemnification of Officers and Directors

                             DIVIDEND REINVESTMENT                    PROSPECTUS
                                      AND
                             STOCK PURCHASE PROGRAM


               The Dividend Reinvestment and Stock Purchase Program (the "Program") of Whitney Holding Corporation (the "Corporation") is
   (LOGO) designed to provide holders of the Corporation's common stock, no par value (the "Common Stock") with a method to acquire additional shares of Common Stock, without the payment of brokerage commissions or administrative fees, and a convenient means of safekeeping previously issued shares of Common Stock. Any shareholder of record is eligible to participate in the Program. The Program was adopted by the Board of Directors of the Corporation on March 23, 1994.

  Participants in the Program may elect to have cash dividends on all of their shares of Common Stock automatically reinvested in shares of Common Stock. Participants may also invest in additional shares of Common Stock by making voluntary cash payments of not less than $50, up to a maximum amount of $5,000, each calendar quarter. To participate in the Program, a shareholder of record must complete, sign and mail an Authorization Form to the agent appointed under the Program, Boatmen's Trust Company, Corporate Trust Division, 510 Locust Street, Box 14768, St. Louis, Missouri 63178.

  The Corporation's Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (symbol: "WTNY"). Common Stock acquired through the Program with reinvested dividends or with voluntary cash payments will ordinarily be purchased from the Corporation at the mean of the closing bid and asked prices of Common Stock as quoted on the NASDAQ National Market System as of a dividend payment date. If no Common Stock is traded as of such date, then the price shall be determined on the next preceding date on which trading occurred.

  This Prospectus relates to 500,000 shares of Common Stock offered for purchase under the Program. It is recommended that this Prospectus be retained for future reference.

  On April ___, 1994, the last reported sale price of the Common Stock on the NASDAQ was $__.__ per share.


             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is April ___, 1994

                          WHITNEY HOLDING CORPORATION

  Whitney Holding Corporation (the "Corporation") is a Louisiana bank holding company registered pursuant to the Bank Holding Company Act of 1956, with its principal offices at 228 St. Charles Avenue, New Orleans, Louisiana 70130. The Corporation became an operating entity in 1962, with Whitney National Bank ("WNB") as its primary subsidiary.

  WNB, which has its headquarters in Orleans Parish, Louisiana, has been engaged in general banking business in the City of New Orleans since 1883. WNB has 38 branch offices located in the metropolitan area of New Orleans and in Lafayette and Baton Rouge, as well as an international branch in Grand Cayman, British West Indies. WNB engages in commercial and retail banking and trust services, including the taking of deposits, the making of secured and unsecured loans, the financing of commercial transactions, the issuance of credit cards, the performance of corporate, pension and personal trust services, investment services, and safe deposit rentals.

  The Corporation and WNB and their related operations are subject to federal, state and local laws applicable to banks and bank holding companies and to the regulations of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Corporation with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, 14th Floor, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the NASDAQ National Market System and the Corporation's reports, proxy statements and other information may also be inspected at the offices of the National Association of Securities Dealers, 1735 K Street, N.W., Washington D.C. 20007.

  Certain reports filed with the Commission by the Corporation are incorporated herein by reference. See "Documents Incorporated by Reference." Except as specified herein, no other portions of such reports are incorporated herein by reference and such other portions are not part of this Prospectus. This Prospectus omits certain information contained in the Registration Statement on Form S-3 filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), in which this Prospectus is included (the "Registration Statement"). The Corporation hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon his request, a copy of the information that has been incorporated by reference into the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that the Registration Statement incorporates). Requests should be directed to Whitney Holding Corporation, Attention: Edward B. Grimball, 228 St. Charles Avenue, New Orleans, Louisiana 70130 or by telephone at (504) 586-7272.

                          WHITNEY HOLDING CORPORATION
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PROGRAM


     The following is a summary, in question and answer form, of the provisions of the Dividend Reinvestment and Stock Purchase Program (the "Program") of Whitney Holding Corporation (the "Corporation").

GENERAL

1.   WHAT IS THE PURPOSE OF THE PROGRAM?

     The purpose of the Program is to provide holders of record of shares of Common Stock with a convenient and economical method of acquiring additional shares of Common Stock through the reinvestment of cash dividends or voluntary cash payments, all without the payment of a brokerage commission or service charge. Since the additional shares of Common Stock issued under the Program will ordinarily be purchased directly from the Company, rather than in the open market, the Company will receive additional funds to be expended for general corporate purposes.

     In addition, the Program provides a convenient and economical means for the safekeeping of previously issued certificates.

     Participation in the Program does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend upon earnings, financial requirements and other factors unrelated to the Program.

2.   WHAT ARE THE ADVANTAGES OF PARTICIPATING IN THE PROGRAM?

     Shareholders who elect to participate in the Program ("Participants") may
(A) have all of their cash dividends payable on shares of Common Stock automatically reinvested in additional shares of Common Stock, (B) make voluntary cash payments (of at least $50, but not more than $5,000, each calendar quarter) for investment in additional shares of Common Stock, or (C) deliver previously issued certificates for safekeeping. Participants are not required to pay any brokerage commissions, enrollment fees or other types of custody or service charges in connection with the acquisition or custody of Common Stock under the Program.

     Full investment of funds is possible under the Program because the Program permits fractional shares, as well as whole shares, to be acquired. In addition, dividends paid on fractional shares, as well as whole shares, will be used to purchase additional shares of Common Stock under the Program.

3.   WHO CAN PARTICIPATE?

     Only shareholders of record of the Corporation are eligible to participate in the Program. This means shareholders whose stock is held in names other than their own (for example, in "street name" or in the name of an organization for central handling of securities) must have their shares issued in their own names in order to participate.

4.   WHO ADMINISTERS THE PROGRAM ON BEHALF OF THE PARTICIPANTS?

     The Corporation has designated Boatmen's Trust Company (the "Agent") to administer the Program on behalf of all Participants. Among other things, the Agent will establish an account for each Participant in the Program, maintain the other records, send statements to Participants, and perform certain custodial and other functions related to the Program. Shares of Common Stock purchased under the Program will be registered in the name of the Agent (or its nominee), as agent, and credited on the books and records of the Program to each Participant.

PARTICIPATION

5.   HOW DOES A SHAREHOLDER PARTICIPATE?

     Each shareholder of record may join the Program, at any time, by completing an Authorization Form and mailing it to the Agent.

6.   WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     The Authorization Form provides for the following options offered under the
Program:

     A. A Participant may direct the Corporation to pay to the Agent the cash dividends on all shares of Common Stock registered in the Participant's name;

     B. A Participant may elect to make voluntary cash payments under the Program in an amount not less than $50 nor more than $5,000 each calendar quarter.

     C. A Participant may elect to deliver to the Agent previously issued certificates for safekeeping.

Cash dividends on shares of Common Stock credited to a Participant's account under the Program are always automatically reinvested in Common Stock and held by the Agent.

7.   HOW DOES A PARTICIPANT WITHDRAW FROM THE PROGRAM?

     Once enrolled, participation continues until terminated by written notice to the Agent. Withdrawal from the Program will be effective immediately upon receipt of notice by the Agent, unless such notice is received less than one business day before a dividend record date. In that case, withdrawal will be effective after the related dividend payment date.

     When participation in the Program is terminated, a certificate will be issued in the name of the Participant representing the number of whole shares of Common Stock allocated to his account under the Program. Cash will be paid in lieu of any fractional share. The value of a fractional share will be calculated as the mean (computed to four decimal places) of the closing bid and asked prices of Common Stock as quoted on the NASDAQ National Market System as of the date of termination. If no Common Stock is traded on such date, the value shall be determined as of the next preceding date on which trading occurred.

8.   WHERE SHOULD CORRESPONDENCE REGARDING THE PROGRAM BE DIRECTED?

     All correspondence concerning the Program should be addressed to:

     Boatmen's Trust Company
     Corporate Trust Division
     510 Locust Street, Box 14768
     St. Louis, Missouri  63178
     Telephone: 800-456-9852 or 314-466-1357

PURCHASES OF COMMON STOCK

9.   WHAT IS THE PURCHASE PRICE OF COMMON STOCK ACQUIRED THROUGH THE PROGRAM?

     Shares of Common Stock acquired through the Program, whether with reinvested dividends or with voluntary cash payments, will ordinarily be purchased from the Corporation at the mean (computed to four decimal places) of the closing bid and asked prices of Common Stock as quoted on the NASDAQ National Market System as of a dividend payment date (generally the last business day of each calendar quarter).

10.  WHEN WILL THE INVESTMENT OF DIVIDENDS AND CASH PAYMENTS BE MADE?

     Funds received by the Agent representing cash dividends on Common Stock and cash dividends paid on whole and fractional shares credited to an account held under the Program will ordinarily be applied to the purchase of additional shares of Common Stock from the Corporation, as of each dividend payment date. If shares are acquired on the open market in lieu of purchase from the Corporation, the purchase will occur as soon as practicable after each dividend payment date. The first reinvestment of cash dividends will take place on the dividend payment date following receipt of the Authorization Form by the Agent, provided the form is received by the Agent at least one business day before the applicable dividend record date. If the Agent has not received sufficient notice, that dividend payment will be paid in cash to the Participant and the first purchase of shares of Common Stock under the Program will occur on the next dividend payment date.

     Cash payments received by the Agent will be held, without interest, until the next following dividend payment date (or other date of purchase). As of such date, cash payments will be aggregated with dividends and applied to the acquisition of Common Stock under the Program. Voluntary cash payments may be made by check or money order made payable to the Agent and transmitted with a payment form which will be attached to each statement of account.

11.  CAN VOLUNTARY CASH PAYMENTS BE REFUNDED?

     Any voluntary cash payment will be refunded by the Agent to a Participant if a written request for refund is received by the Agent at least one business day prior to the dividend record date immediately preceding the date on which the cash payment would otherwise have been invested (see, answer to question
10). No interest will be paid on the refund of any voluntary cash payment.

12.  HOW MANY SHARES WILL BE PURCHASED FOR EACH PARTICIPANT?

     The Agent maintains an account for each Participant in the Program. As of each dividend payment date, each such account will be credited with the number of shares of Common Stock (including fractions computed to four decimal places) equal to the total to be invested on behalf of the Participant (dividends and voluntary cash payments), divided by the applicable purchase price.

13.  WHAT ARE THE COSTS OF PURCHASING COMMON STOCK THROUGH THE PROGRAM?

     There will be no brokerage fees under the Program because shares of Common Stock will ordinarily be purchased directly from the Company. All costs of administration related to the Program will be paid directly by the Company.

14.  WILL CERTIFICATES BE ISSUED?

     Ordinarily, shares of Common Stock acquired through the Program will be registered in the name of the Agent (or its nominee), and certificates for such shares will not be issued to Participants, but the total number of shares credited to a Participant's account will be shown on each statement. This custodial service protects Participants against loss, theft or destruction of stock certificates.

     Certificates for any number of whole shares credited to a Participant's account will be issued, at any time, upon the written request of such Participant to the Agent. Any remaining whole shares and fractions of a share will continue to be credited to the Participant's account. Certificates for fractions of shares will not be issued.

CUSTODY OF COMMON STOCK

15.  WHAT IS THE CUSTODY FEATURE OF THE PROGRAM?

     Under the custody feature, each Participant may deliver to the Agent certificates representing shares of Common Stock for custody and safekeeping. This feature is available only for shares issued in the name of a Participant.

16.  HOW IS THE CUSTODY TERMINATED?

     A Participant may obtain possession of shares held by the Agent under the custody feature of the Program at any time by written notice to the Agent. Unless otherwise designated, the delivery of these shares to a Participant has no effect on the reinvestment of dividends payable with respect to such shares.

17.  WHAT IS THE COST OF CUSTODY UNDER THE PROGRAM?

     There is no cost for the custody services available under the Program.

SALE, TRANSFER OR PLEDGE OF COMMON STOCK

18. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS NAME?

     If a Participant disposes of all of the shares of Common Stock with respect to which the Participant holds certificates, the dividends on shares of Common Stock credited to his account or otherwise held under the Program will continue to be reinvested through the Program until the Participant notifies the Agent, in writing.

19. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ONLY A PORTION OF THE SHARES REGISTERED IN HIS NAME?

     If a Participant disposes of a portion of the shares of Common Stock registered in his name, dividends on the remaining shares registered in his name and those credited to his account in the Program will continue to be reinvested through the Program.

20.  CAN SHARES HELD UNDER THE PROGRAM BE PLEDGED?

     No. A Participant who wishes to pledge shares credited to his account in the Program must request the Agent to issue a certificate to him. Similarly, if the Agent holds certificates for safekeeping, a Participant who wishes to pledge such shares must request the Agent to deliver the certificates to him.

OTHER INFORMATION ABOUT THE PROGRAM

21.  WHAT KIND OF REPORTS DO PARTICIPANTS RECEIVE?

     As soon as practicable after each purchase for a Participant's account (ordinarily a dividend payment date), the shares acquired in the purchase will be credited to each Participant's account, and each Participant will be furnished with a statement describing (A) the amount of cash dividends and/or voluntary cash payments received by the Agent and applied to the purchase of Common Stock, (B) the number of shares held for safekeeping under the Program,
(C) the purchase price of Common Stock, (D) the number of whole shares and fractional share interests credited to the Participant's account in connection with the purchase, and (E) the total number of whole shares and fractional share interests credited to the Participant's account, including shares acquired in the purchase. These statements should be retained for income tax purposes.

     In addition, each Participant in the Program will receive copies of the same communications sent to all other holders of shares of Common Stock, including the Corporation's quarterly reports and annual reports, proxy statements, notices of annual meetings and Internal Revenue Service information for reporting dividends received.

22.  WHAT ABOUT INCOME TAX?

     Even though dividends are automatically reinvested under the Program, they continue to be subject to income tax, as if they were paid directly in cash. Each Participant will receive annually from the Agent appropriate tax reporting information.

     In the case of Participants who are subject to backup withholding of Federal income tax and in the case of foreign participants whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such Participants, less the amount of cash required to be withheld, will be applied to the purchase of Common Stock under the Program. Backup withholding is required when, among other things, the Corporation does not have an appropriately certified taxpayer identification number for the Participant. Any amount required to be withheld will be treated as a cash dividend paid to the Participant for Federal income tax purposes.

23.  WHO VOTES THE SHARES?

     Each Participant will be given the opportunity to instruct the Agent to vote the number of whole shares and any fractional share credited to his account under the Program. If a voting instruction card is not timely received by the Agent, such shares will not be voted.

24.  WHAT IS THE RESPONSIBILITY OF THE CORPORATION AND THE AGENT UNDER THE
     PROGRAM?

     The Corporation and the Agent will not be liable for any act done or any omission made in good faith in connection with the Program, including, without limitation, (A) any claim or liability arising out of the failure to terminate a Participant's account upon such Participant's death or incapacity prior to the actual receipt or written notice of such death or incapacity, (B) the price or prices at which shares are purchased or sold for a Participant's account,
(C) concerning the time at which purchases or sales are made, or (D) the value of shares acquired and held for a Participant's account.

25.  CAN PURCHASES OR SALES OF COMMON STOCK BE TEMPORARILY CURTAILED?

     Purchases or sales of Common Stock under the Program may be temporarily halted or suspended at any time if the Agent or the Corporation determines that a purchase or sale would contravene or be restricted by any applicable regulation, interpretation or order of the Securities and Exchange Commission, of any other governmental commission, agency or instrumentality, of any court or securities exchange or of the National Association of Securities Dealers, Inc. Neither the Corporation nor the Agent shall be accountable, or otherwise liable, for failure to make purchases or sales at such times.

26.  MAY THE PROGRAM BE CHANGED OR DISCONTINUED?

     The Corporation reserves the right to suspend, modify or terminate the Program, in any manner and at any time. Written notice will be sent to all Participants of any such suspension, material modification or termination. Any such suspension, modification or termination will not affect previously executed transactions.

     Any amendment, modification or supplement of the Program (A) shall conclusively be deemed to be accepted by each Participant, and (B) may include the appointment by the Corporation of a successor agent, provided such successor is a bank or trust company organized under the laws of the United States or any state thereof. The Corporation is authorized to pay and transfer to such successor agent for the account of each Participant in the Program all dividends and distributions payable on shares of Common Stock subject to the Program, which shall be applied by such successor agent as provided under the Program.

27.  WHAT LAWS GOVERN THE TERMS AND CONDITIONS OF THE PROGRAM?

     The terms and conditions of the Program and its operation are governed by the laws of the State of Missouri, which is the domicile of the Agent.

28.  WHAT OTHER RULES GOVERN PARTICIPATION?

     The Authorization Form executed to enroll in the Program and the related Participation Agreement describe all of the rules which are applicable to the Program. The full text of the

Participation Agreement is attached. Shareholders should review carefully the full text of this agreement before making a decision to participate.



                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents, which have been filed by the Corporation with the Commission, are incorporated herein by reference:

  1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed pursuant to Section 13 of the Exchange Act.

  2. The description of the Corporation's Common Stock, no par value, contained in the Corporation's Registration Statement on Form S-8 and Form S-3 filed with the Commission on December 18, 1992.

  All reports filed by the Corporation with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing.

  Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 83 of the Louisiana Business Corporation Law (the "LBCL") provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

  The Corporation's Articles of Incorporation and By-laws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Corporation to the fullest extent permitted by Louisiana law.

  The Corporation maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                USE OF PROCEEDS

  It is anticipated that substantially all Common Stock subject to the Program will be acquired from the Corporation, rather than the open market. Because the Corporation has no basis for estimating precisely either the number of shares of Common Stock that may be ultimately sold pursuant to the Program or the price at which such shares will be sold, the Corporation has not earmarked the proceeds derived from the Program for a specific purpose. Nevertheless, the Corporation proposes to use the net proceeds from the sale of shares of Common Stock pursuant to the Program when and as received for general corporate purposes.


                              PLAN OF DISTRIBUTION

  The Corporation will pay all fees, commissions and expenses incurred in connection with the purchase by the Agent of Common Stock on the open market, if any.


                                 LEGAL MATTERS

  Phelps Dunbar, New Orleans, Louisiana, has passed upon the validity of the shares of Common Stock offered hereby.

                                   EXHIBIT A


 (LOGO)          DIVIDEND REINVESTMENT
                         AND
                STOCK PURCHASE PROGRAM

                WHITNEY HOLDING CORPORATION        PARTICIPATION AGREEMENT



     THIS PARTICIPATION AGREEMENT (this "Agreement") and the Authorization Form (which is deemed to constitute a part of this Agreement by this reference) shall evidence the rights and obligations as between the stockholder (the "Participant"), Whitney Holding Company (the "Corporation") and Boatmen's Trust Company (the "Agent") under the Dividend Reinvestment and Stock Purchase Program of Whitney Holding Corporation (the "Program").

     1.  DUTY OF AGENT.  As agent for each  Participant under the Program, the
Agent:

     A. Shall apply to the purchase of shares of Whitney Holding Corporation common stock, no par value ("Common Stock") cash dividends received with respect to Common Stock held by the Participant and dividends received with respect to any full shares or fractional interest in one share (to four decimal places) acquired by the Participant through the Program; and/or

     B. Shall apply to the purchase of Common Stock all cash payments of $50 or more (but not more than $5,000 quarterly) received from the Participant for such purpose.

     C. Shall hold for safekeeping certificates representing shares of Common Stock delivered to the Agent by the Participant for such purpose.

     2. COMMON STOCK. Purchases shall ordinarily be made from the Corporation from its authorized but unissued shares or, if, from time to time, purchases from authorized but unissued shares are not possible or practicable, purchases may be made from the Corporation's treasury shares or may be made on any securities exchange where such shares are traded, in the over-the-counter market, or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Agent, in its sole discretion, may determine, except that shares shall be acquired from the Corporation at the mean (to four decimal places) of the closing bid and asked prices of Common Stock as quoted on the NASDAQ National Market Issues as of the applicable date of purchase, as determined hereunder. If Common Stock is not traded on any such date, the price of shares shall be determined as of the next preceding date on which trading occurred.

     3. ACCOUNT. The Agent (or other record keeping agent), solely for its convenience, shall establish a bookkeeping entry for the benefit of the Participant (an "Account"). Notwithstanding the foregoing, the Agent may commingle the Participant's dividends and cash payments with those of other Participants. The Agent may hold Common Stock acquired hereunder in a block, in its name or in the name of its nominee.

     In the case of each purchase hereunder, the price at which the Agent shall be deemed to have acquired shares for an Account shall be the average price of all shares purchased for Participants in the Program with their aggregate funds used for such purpose.

     4. INVESTMENT OF DIVIDENDS. Dividends shall be invested by the Agent promptly after receipt; in no event shall dividends be invested by the Agent later than 30 days after each dividend payment date of the Corporation, except where necessary to comply with Rule 10b-6 under the Securities Exchange Act of 1934 or other applicable provisions of the Federal securities laws. Participants' funds held by the Agent pending investment in Common Stock will not bear interest.

     Notwithstanding the foregoing, a Participant may elect to withdraw his cash dividend payment dividend payment subject to the Program by providing written notice to the Agent not less than one business day before the dividend record date immediately preceding the date on which such payment is to be invested.

     5. INVESTMENT OF CASH PAYMENTS. Cash payments hereunder shall be made in the form of check or money order made payable to the Agent, in a minimum amount of $50 and a maximum amount of

$5,000 each quarter. Cash payments shall be aggregated with dividends and invested in accordance with paragraph 4 hereof. Pending such investment, cash payments shall be held without interest.

     Notwithstanding the foregoing, a Participant may elect to withdraw his cash dividend payment subject to the Program by providing written notice to the Agent not less than one business day before the dividend record date immediately preceding the date on which such payment is to be invested.

     5. INVESTMENT OF CASH PAYMENTS. Cash payments hereunder shall be made in the form of check or money order made payable to the Agent, in a minimum amount of $50 and a maximum amount of $5,000 each quarter. Cash payments shall be aggregated with dividends and invested in accordance with paragraph 4 hereof. Pending such investment, cash payments shall be held without interest.

     Notwithstanding the foregoing, a Participant may request the return of his cash payment by providing written notice to the Agent not less than one business day prior to any dividend record date; if notice is not timely received, that cash payment shall be invested as of the applicable dividend payment date.

     6. CUSTODY. A Participant may deliver to the Agent, from time to time, certificates representing shares of Common Stock for safekeeping hereunder. A Participant may request the distribution of such shares, at any time, by written notice to the Agent.

     7. STATEMENT OF ACCOUNT. Following each purchase, the Agent shall send to each Participant whose funds have been applied to such purchase a statement reflecting activity in the Account since the last purchase for the Account, including a statement describing (A) the amount of cash dividends and/or voluntary cash payments received by the Agent and applied to the purchase of Common Stock hereunder, (B) the number of shares of Common Stock held for safekeeping hereunder, (C) the purchase price of Common Stock, (D) the number of whole shares and fractional share interests credited to the Participant's Account in connection with the purchase, and (E) the total number of whole shares and fractional share interests credited to the Participant's Account, including shares acquired in the purchase.

     8. SUSPENSION OF PURCHASES. Purchases or sales of Common Stock may be temporarily halted or suspended at any time if the Agent or the Corporation determines that the purchase or sale would contravene or be restricted by any applicable regulation, interpretation or order of the Securities Exchange Commission, of any other governmental commission, agency or instrumentality, of any court or securities exchange or of the National Association of Securities Dealers, Inc. Neither the Corporation nor the Agent shall be accountable, or otherwise liable, for failure to make purchases or sales at such times.

     9. COSTS OF PROGRAM. All charges relating to the purchase or custody of Common Stock through the Program shall be paid by the Corporation. No Participant shall be charged any commission, transaction fee or other charge for purchasing Common Stock hereunder or the administration of the Program.

     10. SHARE CERTIFICATES. No certificate will be issued to a Participant for Common Stock held in an Account, unless the Participant requests such issuance, in writing, from the Agent. Upon such written request, the Agent shall send to the Participant a certificate for any full shares of Common Stock credited to the Account, subject to the Participant's request. Any remaining whole shares and fraction of a share will continue to be credited to the Participant's Account. All such requests shall be handled by the Agent, without charge to the Participant. No certificate for a fractional share shall be issued.

     11. TAXES. It is understood that the reinvestment of dividends will not relieve the Participant of any taxes which may be payable on such dividends. The Agent will report annually to each Participant the amount of dividends credited to the Account during the year.

     12. PROXY VOTING. The Agent shall send to each Participant a form of proxy representing all whole shares and any fractional share of Common Stock held by the Participant in his Account. If the Participant does not direct the Agent as to how such shares are to be voted, the Agent shall not vote such Common Stock.

     13. WITHDRAWAL. A Participant may withdraw from the Program at any time by giving written notice of termination to the Agent, but any such notice shall not be effective if it is received by the Agent less than one business day before the dividend record date immediately preceding the dividend payment date on which a purchase is to be made hereunder. Upon such termination, the Participant shall receive a certificate for the number of whole shares of Common Stock allocated to his Account and shall receive cash in lieu of any fractional interest in a share, determined as the mean of the closing bid and asked prices of Common Stock as quoted on NASDAQ National Market Issues as of the date of termination.

     If the Participant disposes of all Common Stock registered in his or her name, the Agent shall continue to invest the dividends on the Common Stock held in the Account until the Participant notifies the Agent, in writing, of his withdrawal hereunder.

     14. STOCK DIVIDENDS, SPLITS OR RIGHTS. Any stock dividend or stock split declared by the Corporation on Common Stock held by the Agent for the Participant will be credited to the Account. In the event that the Corporation makes available to its stockholders warrants or other rights to subscribe to additional shares, debentures, or other securities, such rights accruing on Common Stock held by the Agent for Participants will be sold, and the Agent will promptly apply the resultant funds to the purchase of additional shares of Common Stock for the Account. Such purchases will be reflected on the statement mailed to the Participant following the next investment of cash dividends. In lieu of the foregoing, if a Participant wishes to exercise such rights, he or she must, by written request received by the Agent prior to the record date for such rights, withdraw full shares from his or her Account by requesting that the Agent issue a certificate for these shares.

     15. LIMITATION OF LIABILITY. Neither the Corporation nor the Agent shall be liable hereunder for any act done or for any omission made in good faith, including, without limitation, (A) any claim or liability arising out of failure to terminate a Participant's Account upon such Participant's death or incapacity prior to receipt of notice in writing of such death or incapacity,
(B) the price or prices at which shares of Common Stock are purchased for the Participant's Account, (C) the times such purchases are made, or (D) the value of shares of Common Stock credited to a Participant's account.

     16. RIGHT OF PARTICIPANT. The Participant shall have no right to draw checks or drafts against the Account or to give instructions to the Agent with respect to any Common Stock or cash held therein, except as expressly provided in this Participation Agreement. Shares allocated to an Account or held for safekeeping hereunder shall not be subject to pledge, assignment, mortgage or other disposition, except as expressly provided hereunder.

     17. NOTICES. Notices to a Participant may be given by letter addressed to the Participant at the last address of record filed with the Agent.

     18. AMENDMENT. This Participation Agreement may be amended or supplemented by Corporation, at any time or times, by mailing appropriate notice at least 30 days prior to the effective date thereof to each Participant at the last address of record; provided, however, that no such amendment shall materially increase the duties of the Agent hereunder without the Agent's prior written consent. Any such amendment or supplement shall conclusively be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Agent receives written notice of the termination of his Account. Any such amendment may include the appointment of a successor agent under this Participation Agreement. The Corporation is authorized to pay to such successor agent for the Account of each Participant in the Program all dividends payable on shares of Common Stock in the Account, the same to be applied by such successor agent as provided in this Participation Agreement.

     19. RESIGNATION OF THE AGENT. The Agent may resign as agent for the Participant at any time or times by giving written notice of such action to the Corporation at least 60 days prior to the effective date thereof. The Corporation may remove the Agent as agent for the Participants and the Program at any time or times by giving written notice of such action to the Agent at least 60 days prior to the effective date thereof. In the event the Agent resigns or is removed by the Corporation, the Corporation shall appoint a successor to the Agent within 30 days after notice is given by the Agent or the Corporation, which successor shall be a bank or trust company organized under the laws of the United States or any state thereof. Failing an appointment within such period, the Program shall be terminated effective as of the effective date of the resignation or removal of the Agent, provided that appropriate notice of such action shall be mailed to the Participant at least 30 days prior to the effective date thereof.

     20. NOTICES. Any notice, consent, request or other communication required or permitted to be given or made to the Agent by a Participant or the Corporation in connection with the Program shall be made in writing, shall be addressed to Boatmen's Trust Company, Corporate Trust Division, 510 Locust Street, Box 14768, St. Louis, Missouri 63178, or such other address as the Agent shall furnish to the Participant or the Corporation, and shall be deemed to have been given when received by the Agent's Corporate Trust Department.

     Any notice or other communication required or permitted to be given by the Agent or the Corporation to the Participant in connection with the Program shall be in writing and shall be deemed to have been sufficiently given for all purposes upon the deposit thereof, postage prepaid and addressed to the Participant at his address as it shall last appear on the Agent's records, in the United States mail.

     Any notice or other communication required or permitted to be given by the Agent to the Corporation in connection with the Program shall be in writing, shall be addressed to Whitney Holding Corporation, 228 St. Charles Avenue, New Orleans, Louisiana 70130, and shall be deemed to have been given when received by the Corporation.


      21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri and the Federal and state securities laws.

================================================================================
No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in the Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such WHITNEY information or representation must not be relied HOLDING upon as having been authorized by Whitney Holding CORPORATION Corporation. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any state or other jurisdiction PROSPECTUS where, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Whitney Holding Corporation since the date hereof.

                     -----------------
                     TABLE OF CONTENTS

                                                PAGE
WHITNEY HOLDING CORPORATION . . . . . . . . .     2
DESCRIPTION OF THE SERVICE  . . . . . . . . .     3
     General  . . . . . . . . . . . . . . . .     3
     Participation  . . . . . . . . . . . . .     4
     Purchases of Common Stock  . . . . . . .     5
     Custody of Common Stock  . . . . . . . .     7
     Sale, Transfer or Pledge of
      Common Stock  . . . . . . . . . . . . .     7
     Other Information About the
      Program   . . . . . . . . . . . . . . .     8
DOCUMENTS INCORPORATED BY REFERENCE . . . . .    10
INDEMNIFICATION OF OFFICERS AND DIRECTORS . .    10
USE OF PROCEEDS . . . . . . . . . . . . . . .    11
PLAN OF DISTRIBUTION  . . . . . . . . . . . .    11
LEGAL MATTERS . . . . . . . . . . . . . . . .    11
EXHIBIT A . . . . . . . . . . . . . . . . . .    12

================================================================================

================================================================================


                                    WHITNEY
                                    HOLDING
                                  CORPORATION

                                ---------------
                                  PROSPECTUS
                                ---------------


                                ---------------
                                 COMMON STOCK
                                (NO PAR VALUE)
                                ---------------

                                   DIVIDEND
                                 REINVESTMENT
                                      AND
                                STOCK PURCHASE
                                    PROGRAM





                                APRIL ___, 1994


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  3,922
                                                                                                 ---------
         Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  2,000*
                                                                                                 ---------
         Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 11,000*
                                                                                                 ---------
         Printing Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 15,000
                                                                                                 ---------
         Transfer Agent Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  10.00*
                                                                                                 ---------
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $      O*
                                                                                                 ---------

                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 31,932*
                                                                                                 ---------

         *Estimated

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 83 of the Louisiana Business Corporation Law (the "LBCL") provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

         The Corporation's Articles of Incorporation and By-laws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Corporation to the fullest extent permitted by Louisiana law.

         The Corporation maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.         EXHIBITS.

       4 .1      Articles of Incorporation of the Corporation dated July 20, 1961, as amended on May 23, 1962, as amended on
                 February 9, 1971, as amended on April 26, 1978, as amended on February 14, 1984, as amended on February 11, 1987, and as amended on April 28, 1993, are incorporated by reference from the Corporation's Quarterly Report on Form 10-
                 Q for the period ended March 31, 1993 (file number 0-1026).

       4 .2      By-laws of the Corporation as amended through September 25, 1991 are incorporated by reference from the
                 Corporation's Annual Report on Form 10-K for the year ended December 31, 1992 (file number 0-1026).

       4 .3      Form of Dividend Reinvestment and Stock Purchase Program (attached as Exhibit A to the Prospectus).

       5 .1      Opinion of counsel as to the legality of the securities being registered.

       23.1      Consent of Arthur Andersen & Co.

       23.2      Consent of counsel (included in Exhibit 5.1).

       24.1      Power of Attorney (included on the Signature Page attached hereto).


ITEM 17.         UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers of shares are being made, a post-effective amendment to this registration statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 23rd day of March, 1994.


                                                     WHITNEY HOLDING CORPORATION



                                                     By: /s/ William L. Marks
                                                             William L. Marks
                                                           Chairman of the Board


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Edward B. Grimball his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                    Title                                Date
             ---------                                    -----                                ----
       /s/ WILLIAM L. MARKS                       Chairman of the Board                   March 23, 1994
         William L. Marks                      and Chief Executive Officer

        /s/ R. KING MILLING                      Director and President                   March 23, 1994
          R. King Milling

      /s/ EDWARD B. GRIMBALL                  Executive Vice President and                March 23, 1994
        Edward B. Grimball                       Chief Financial Officer
                                              (Principal Financial Officer
                                            and Principal Accounting Officer)

   /s/ HARRY J. BLUMENTHAL, JR.                         Director                          March 23, 1994
     Harry J. Blumenthal, Jr.

         /s/ JAMES M. CAIN                              Director                          March 23, 1994
           James M. Cain

     /s/ Robert H. Crosby, Jr.                          Director                          March 23, 1994
       Robert H. Crosby, Jr.

      /s/ RICHARD B. CROWELL                            Director                          March 23, 1994
        Richard B. Crowell

                                                        Director                          ________, 1994
         William A. Hines

       /s/ ROBERT E. HOWSON                             Director                          March 23, 1994
         Robert E. Howson

                                                        Director                          ________, 1994
           John J. Kelly

      /s/ E. JAMES KOCK, JR.                            Director                          March 23, 1994
        E. James Kock, Jr.

       /s/ JOHN G. PHILLIPS                             Director                          March 23, 1994
         John G. Phillips

     /s/ JOHN K. ROBERTS, JR.                           Director                          March 23, 1994
       John K. Roberts, Jr.

       /s/ W. P. SNYDER III                             Director                          March 23, 1994
         W. P. Snyder III

       /s/ WARREN K. WATTERS                            Director                          March 23, 1994
         Warren K. Watters





                                      S 2

                                 EXHIBIT INDEX


                   NUMBER                  ITEM DESCRIPTION                                                      SEQUENTIALLY
                                                                                                                  NUMBERED
                                                                                                                     PAGE
                        4 .1               Articles of Incorporation of the Corporation dated July 20,
                                           1961, as amended on May 23, 1962, as amended on February 9,
                                           1971, as amended on April 26, 1978, as amended on February
                                           14, 1984, and as amended on February 11, 1987, as amended
                                           on April 28, 1993, are incorporated by reference from the

                                           Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 1993 (file number 0-1026).

                        4 .2               By-laws of the Corporation as amended through September 25,
                                           1991, are incorporated by reference from the Corporation's

                                           Annual Report on Form 10-K for the year ended December 31,
                                           1992 (file number 0-1026).


                        4 .3               Form of Dividend Reinvestment and Stock Purchase Program
                                           (attached as Exhibit A to the Prospectus).

                        5 .1               Opinion of counsel as to the legality of the securities
                                           being registered.                                                          24


                        23.1               Consent of Arthur Andersen & Co.                                           26


                        23.2               Consent of counsel (included in Exhibit 5).


                        24.1               Power of Attorney (included on the Signature Page attached hereto).